PCD INC.

PCD 1996 Stock Plan

     1.     Purpose. The purpose of this PCD 1996 Stock Plan (the "Plan") is to advance the interests of PCD Inc., a Massachusetts corporation (the "Company"), by strengthening the ability of the Company to attract, retain and motivate key employees, consultants and other individual contributors of or to the Company or any present or future parent or subsidiary of the Company (the "Company Group") by providing them with an opportunity to purchase or receive as bonuses stock of the Company and thereby permitting them to share in the Company's success. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options") which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as heretofore and hereafter amended (the "Code"), and non-statutory stock options ("Nonqualified Options") which are not intended to meet the requirements of Section 422 of the Code and which are intended to be taxed under Section 83 of the Code (both Incentive Options and Nonqualified Options shall be collectively referred to as "Options"), (ii) stock purchase authorizations ("Purchase Authorizations"), (iii) stock bonus awards ("Bonuses") and (iv) Stock Appreciation Rights ("SARs").

     2.     Effective Date. This Plan was adopted by the Board of Directors of the Company (the "Board") on January 30, 1996 (the "effective date" of the Plan). Options, Purchase Authorizations, SARs and Bonuses granted under this Plan are subject to approval of such Plan by the stockholders of the Company on or before January 29, 1997.

     3.     Stock Covered by the Plan. Subject to adjustment as provided in Section 9 below, the shares that may be made subject to Options, Purchase Authorizations, SARs or Bonuses under this Plan ("Shares") shall not exceed in the aggregate 324,000 shares of the common stock (giving effect to the 12-for-1 stock split approved by the Board of Directors on January 26, 1996), $0.01 par value, of the Company ("Common Stock"). Any Shares subject to an Option, SAR or Purchase Authorization which for any reason expires or is terminated unexercised as to such Shares, any Shares reacquired by the Company pursuant to forfeiture or a repurchase right hereunder, and any Shares subject to an SAR which are not issued upon exercise of the SAR may again be the subject of an Option, Purchase Authorization, SAR or Bonus under the Plan. The Shares purchased pursuant to Purchase Authorizations or the exercise of Options under this Plan or issued as Bonuses or pursuant to SARs may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

     4.     Administration. This Plan shall be administered by the Compensation Committee of the Board (the "Committee"), whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. Each member of the Committee shall be, and shall have been at all times within the one-year period ending on the date of his appointment to the Committee, a person who in opinion of counsel to the Company is (i) a "disinterested person" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" as such term is used in proposed regulation 1.162-27(e)(3) under Section 162(m) of the Code. The Committee shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Options, Purchase Authorizations, SARs, Bonuses and related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options, Purchase Authorizations, SARs, Bonuses and related agreements, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Purchase Authorization, SAR, Bonus, or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Committee and no delegate of the Committee shall be liable for any action or determination under the Plan made in good faith. Notwithstanding the foregoing, the Committee shall have authority to establish guidelines for the grant of Options, Purchase Authorizations, SARs and Bonuses to key employees of the Company Group who are not executive officers of the Company and to delegate to the Company's Chief Executive Officer the authority to grant Options, Purchase Authorizations, SARs and Bonuses, within such guidelines, to such eligible non-executive key employees.

     5.     Eligible Recipients. Options, Purchase Authorizations, SARs and Bonuses may be granted to such key employees, consultants or other individual contributors of or to the Company Group, including without limitation members of the Board who are employees and members of any medical scientific or technical advisory boards, as are selected by the Committee or (except as to employees who are Company executive officers) by the Committee's delegate pursuant to section 4 above (a "Participant"); provided, that only employees of the Company Group shall be eligible for grant of an Incentive Option.

     6.     Duration of the Plan. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Section 12 hereafter, and no Options, Purchase Authorizations, SARs or Bonuses may be granted or made thereafter.

     7.     Terms and Conditions of Options, Purchase Authorizations, SARs and Bonuses. Options, Purchase Authorizations, SARs and Bonuses granted or made under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Committee shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

            (a)     Price. The purchase price per Share payable upon the exercise of each Option or the purchase pursuant to each Purchase Authorization and the price per Share at which Shares may be received upon the exercise of each SAR granted or made hereunder shall be determined by the Committee at the time the Option, Purchase Authorization or SAR is granted or made. Subject to the condition of paragraph 7(k)(i), if applicable, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall not be less than one hundred percent (100%) of the Market Price (as such term is defined below) per Share of the Common Stock on the day the Incentive Option is granted. The purchase price per Share payable on exercise of each Nonqualified Option or upon the purchase of Shares pursuant to each Purchase Authorization granted hereunder shall be not less than eighty-five percent (85%) of the Market Price per Share of the Common Stock on the date of the grant. Bonus Shares and Shares issued pursuant to SARs shall be issued in consideration of services previously rendered, which shall be valued for such purposes by the Committee. No share shall be issued for less than its par value, paid in cash, property or services. As used herein, "Market Price" shall mean the closing price of the Common Stock as reported on the Nasdaq National Market System for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market System on the relevant date, then the Market Price as of such date shall be determined by the Committee equal to the fair market value of the Common Stock in accordance with applicable provisions of the Code then in effect.

            (b)     Stock Appreciation Rights. Stock Appreciation Rights shall be grants entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to or less than the excess of the Market Price per share of the Company's Common Stock on the date of exercise over the Market Price per share of the Company's Common Stock on the date of grant, multiplied by the number of Shares with respect to which the SAR shall have been exercised.

            (c)     Number of Shares. Each agreement shall specify the number of Shares to which it pertains.

            (d)     Exercise of Options and SARs. Each Option and SAR shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option or SAR; provided, however, that no Option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such Option (or five (5) years in the case of Incentive Options to which paragraph 7(k)(ii) applies). An Option or SAR shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which the Option or SAR is exercised and, in the case of an Option, accompanied by either (i) payment or (ii) if permitted by the Committee, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with paragraph 7(e)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Committee referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

            (e)     Payment. Payment shall be made in full (i) at the time the Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in paragraph 7(d)(ii) above to the appropriate broker, if exercise of an Option is made pursuant to paragraph 7(d)(ii) above, or (iii) at the time the purchase pursuant to a Purchase Authorization is made. Payment shall be made either (a) in cash, (b) by check, (c) if permitted by the Committee (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company stock (provided that such shares have been held by the Participant for at least 6 months before such delivery) having a Market Price (as determined by the Committee) equal to the exercise or purchase price, (d) if permitted by the Committee, stated in the agreement evidencing the Option or Purchase Authorization, and to the extent permitted by any applicable law, by the Participant's recourse promissory note, which note must be due and payable not more than five (5) years after the date the Option or Purchase Authorization is exercised, or (e) by a combination of (a), (b), (c) and/or (d). If shares of Company stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws. Notwithstanding the foregoing, the purchase or exercise price of an Option or Purchase Authorization may not be paid by delivery and assignment to the Company of shares of Company stock and the exercise price of an Option may not be paid through irrevocable instructions to a broker as referred to in Paragraph 7(d)(ii) above to the extent that such delivery and assignment or the execution of such irrevocable instructions would constitute a violation of the provisions of any law (including without limitation Section 16 of the Exchange Act) or related regulation or rule, or any agreement or policy of the Company, restricting the transfer or redemption of the Company's stock.

            (f)     Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option or SAR or upon purchase pursuant to a Purchase Authorization or issuance pursuant to a Bonus shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or SARs or purchased or issued pursuant to Purchase Authorizations or Bonuses. The Participant may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Committee in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld, as determined by the Committee.

            (g)     Non-Transferability. No Option, SAR or Purchase Authorization shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option, SAR or Purchase Authorization shall be exercisable during the Participant's lifetime only by the Participant.

            (h)     Termination of Options, SARs and Purchase Authorizations. Nothing in this Plan or in any agreement representing any Option, Purchase Authorization, Bonus or SAR shall restrict the right of any member of the Company Group to terminate the employment of any Participant at any time and for any reason, with or without notice. Each Purchase Authorization and SAR shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group. Except to the extent the Committee provides specifically in an agreement evidencing an Option for a lesser period (or a greater period, provided that in the case of Incentive Options such period shall not exceed three months), each Option shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group in accordance with the following provisions:

                    (i)    if the Participant ceases to perform services for any reason other than death or disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of one month after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

                    (ii)   if the Participant ceases to perform services because of disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of six months after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

                    (iii)  if the Participant ceases to perform services because of death, the Option, to the extent that the
                    Participant was entitled to exercise it on the date of death, may be exercised within a period of six months after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution;

provided, however, that no Option, SAR or Purchase Authorization may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options, SARs and Purchase Authorizations may be exercised only as to Vested Shares (as defined in the applicable agreement with the Participant) after the Participant has ceased to perform services for any member of the Company Group.

            (i)     Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option, SAR, Purchase Authorization or Bonus until the date of issuance of a stock certificate, if any, in the Participant's name for such Shares.

            (j)     Repurchase of Shares by the Company. Any Shares purchased or acquired upon exercise of an Option or SAR or pursuant to a Purchase Authorization or Bonus may in the discretion of the Committee be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the option, purchase, SAR or bonus agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the option, purchase, SAR or bonus agreement pursuant to which the Shares were purchased or acquired.

            (k)     10% Stockholder. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable:

                    (i)    The exercise price per Share subject to such Option shall not be less than 110% of the fair market value of each Share on the date of grant; and

                    (ii)   The Option shall not have a term in excess of five years from the date of grant.

            (l)     Confidentiality Agreements. Each Participant shall execute, prior to or contemporaneously with the grant of any Option, SAR, Purchase Authorization or Bonus hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, assignment of inventions and related matters.

            (m)     Aggregate Limitation. The maximum number of Shares with respect to which any Options, SAR, Purchase Authorizations or Bonuses may be granted under the Plan to any individual during each successive twelve-month period commencing on the effective date of the Plan shall not exceed 50,000 shares (giving effect to the 12-for-1 stock split approved by the Board of Directors on January 26, 1996).

            (n)     Restrictions on Exercise and Sale. With respect to Participants who are directors of the Company or executive officers of the Company for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated under said Section 16, (i) no Option, Purchase Authorization, Bonus or SAR that provides for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of the Common Stock by the Participant for at least six months after the date of grant or award of such Option, Purchase Authorization, Bonus or SAR, and (ii) no Shares acquired pursuant to this Plan (other than shares of Common Stock acquired as a result of the granting of a "derivative security" within the meaning of said Section 16) may be sold or otherwise disposed of for at least six months after such acquisition.

     8.     Restrictions on Incentive Options. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate Market Price, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this paragraph 8 is granted, the portion of such Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

     9.     Adjustments. Upon the occurrence of any of the following events, a Participant's rights with respect to Options, SARs or Purchase Authorizations granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option, SAR or Purchase Authorization:

            (a)     Stock Dividends and Stock Splits. If, after the effective date of the 12-for-1 stock split referred to in Section 3, the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options, SARs and Purchase Authorizations shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

            (b)     Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, SARs and Purchase Authorizations, either (i) make appropriate provision for the continuation of such Options, SARs and Purchase Authorizations by substituting on an equitable basis for the shares then subject to such Options, SARs or Purchase Authorizations either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options, SARs and Purchase Authorizations immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Options, SARs and Purchase Authorizations must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options, SARs and Purchase Authorizations shall terminate; or (iii) terminate all Options, SARs and Purchase Authorizations in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options, SARs and Purchase Authorizations (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

            (c)     Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option, SAR or Purchase Authorization shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option, SAR or Purchase Authorization prior to such recapitalization or reorganization.

            (d)     Modification of Incentive Options. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to Incentive Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Options (as that term in defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Options. If the Committee determines that such adjustments made with respect to Incentive Options would constitute a modification of such Incentive Options or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

            (e)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option, SAR and Purchase Authorization will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

            (f)     Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options, SARs or Purchase Authorizations. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

            (g)     Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

     10.    Investment Representations; Transfer Restrictions. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or SAR or to a Purchase Authorization or receipt of shares as a Bonus, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect thereto, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the by-laws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

     11.    Definitions.

            (a)     The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder.

            (b)     The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as heretofore and hereafter amended.

            (c)     The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

            (d)     The term "subsidiary" shall have, for all purposes under this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

     12.    Termination or Amendment of Plan. The Committee may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

            (a)     that no such termination or amendment shall adversely affect or impair any then outstanding Option, SAR, Purchase Authorization, Bonus or related agreement without the consent of the Participant holding such Option, SAR, Purchase Authorization, Bonus or related agreement; and

            (b)     that no such amendment which (i) increases the maximum number of Shares subject to this Plan (except to the extent provided in Sections 3 and 9), (ii) materially increases the benefits accruing to Participants, (iii) materially modifies the requirements as to eligibility for participation in the Plan, or (iv) makes any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval.

            With the consent of the Participant affected, the Committee may amend outstanding Options, SARs, Purchase Authorizations, Bonuses or related agreements in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.